UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-K/A
                               (Amendment No. 1)

                                CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported) September 1, 2010

                            NASUS CONSULTING, INC.
            (Exact name of registrant as specified in its charter)

                                    Nevada
                (State or other jurisdiction of incorporation)

                                  333-150135
                           (Commission File Number)

                                  04-3526451
                       (IRS Employer Identification No.)

                          9000 Burma Road, Suite 103
                         Palm Beach Gardens, FL 33403
             (Address of principal executive offices and Zip Code)

                                (561) 932-1422
             (Registrant's telephone number, including area code)

                                  Copies to:
                             The Sourlis Law Firm
                           Virginia K. Sourlis, Esq.
                               214 Broad Street
                          Red Bank, New Jersey 07701
                                (732) 530-9007
                              www.SourlisLaw.com

                              258 Southhall Lane
                                   Suite 420
                            Maitland, Florida 32751
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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                               EXPLANATORY NOTE

This report amends the Current Report on Form 8-K filed on August 30, 2010 by amending and restating the disclosures contained in Items 3.02, 5.01, 5.02, 8.01, and by adding Item 2.01 as set forth below, in addition to amending the address and contact information of our principle executive offices as set forth on the facing page to this Current Report.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

In connection with the August 27, 2010 change of control as described in full detail in Item 5.01, all of the Company's assets were transferred to Idea Fabrik SA, a business entity domiciled in Luxembourg ("Idea Fabrik"). In consideration for the asset transfer, Idea Fabrik agreed to cancel certain debts of the Company which were evidenced by promissory notes held by Idea Fabrik. Idea Fabrik further agreed to assume certain debts of the Company evidenced by promissory notes held by Mr. Thomas Kellgren, a former director of the Company. The Company obtained a signed general release for each debt that was cancelled or transferred.

Item 3.02 Unregistered Sales of Equity Securities.

On August 27, 2010, the Company issued an aggregate of 3,020,367 shares of common stock to a total of 15 individuals for gross proceeds of $1,663,557.75. The Company sold these shares of common stock pursuant to the registration exemption afforded the Company under Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act"), due to the facts that all of the purchasers were non-US residents and the Company did not solicit individuals or advertise the offering of securities.

On August 27, 2010, the Company issued an aggregate of 20,000,000 to William
G. Forhan in consideration for services rendered to the Company. The shares were issued pursuant to the registration exemption afforded the Company under
Section 4(2) of the Securities Act due to the fact that the issuance did not involve a public offering of securities and was made to one individual.

On August 27, 2010, the Company issued an aggregate of 20,000,000 to DewFish and Company, Inc. in consideration for services rendered to the Company. The shares were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act due to the fact that the shares were issued for services rendered, the issuance did not involve a public offering of securities and was made to one entity.

On August 27, 2010, the Company issued an aggregate of 20,000,000 to Ralph Oelbermann in consideration for consulting services rendered to the Company. The shares were issued pursuant to the registration exemption afforded the Company under Section 4(2) of the Securities Act due to the fact that the shares were issued for services rendered, the issuance did not involve a public offering of securities and was to one individual.

Item 5.01 Changes in Control of Company.

As a result of the Company issuing a total of 60,000,000 shares of common stock as reported in Item 3.02 above which is incorporated by reference herein, there was in effect, a change of control of the Company. The persons who acquired such control are William G. Forhan, DewFish and Company, Inc. and Ralph Oelbermann, each beneficially owning approximately 23.35% of the Company's common stock and together, approximately 70.04%.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the August 27, 2010 change of control as described in Item 5.01, Oleksandr Shalash, John Jenkins and Thomas Kellgren each resigned from the Board of Directors of the Company. John Jenkins also resigned as the Company's Chief Executive Officer and Chief Financial Officer, and Robert Ogden resigned as the Company's Treasurer and Secretary. There were no disagreements between the Company and any of the directors or officers who resigned.

Upon the aforementioned resignations, William G. Forhan, Robert Kuechenberg, Brad Shrader and Steven York were subsequently elected as the Company's directors by majority consent of the common stockholders. The Board of Directors then appointed Mr. Forhan as the Company's Chief Executive Officer and Chief Financial Officer, and Mr. Brad Shrader as the Company's Chief Operating Officer.

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William G. Forhan, age 65, has been serving as the Chief Executive Officer and
Chairman of Ballroom Dance Fitness, Inc. since January 2, 2009. Since July 19, 2005, William has also been serving as the Chief Executive Officer of Casino Players, Inc. (a reporting company). From July 2008 to July 2009, Mr. Forhan provided consulting services to Next Interactive, Inc., an OTCBB company (OTCBB: NXOI) specializing in travel services. From July 2002 until June 2008, Mr. Forhan served as the Chief Executive Officer and Co-Chairman of Invicta Group, Inc. (OTCBB: IVIT), an Internet Media company that sells advertising online to travel suppliers (hotels, tourist boards, tour operators and Cruise Lines).

Brad Shrader, age 42, serves as our Chief Operating Officer and Director. Brad has been a repossession agent and owned a repossession company for over 20 years, and maintains banking and lender relationships. He sold his Repossession business and has been a Repossession industry consultant for three years. His goal is to help build the Registrant with a motivated staff that will excel in customer service and offer nationwide service to lenders.

Robert Kuechenberg, age 62, serves as a director of our Company. Mr. Kuechenberg is best known for being a former NFL football player in Miami, Florida. He played for the Miami Dolphins for 16 years as offensive guard and was an All Pro seven times and played college football and graduated from Notre Dame. Mr. Kuechenberg has been involved in several entrepreneur ventures in a variety of businesses since retiring from professional football. Since 2002, he has been the owner of a construction consulting company located in Ft. Lauderdale, Florida. Mr. Kuechenberg has been a motivational speaker and radio talk show host and guest.

Steven York, age 60, serves as a director of our Company. Steven is a successful entrepreneur and owner of an employee leasing company totalling over $40M annual revenues; focus is engineering staffing in 6 countries and 40 states. Steven has over 30 years experience in operating and building his company, a privately owned company.

Officer Compensation

William G. Forhan

On July 19, 2010, Mr. Forhan and the Company entered into an employment agreement where Mr. Forhan shall serve as the Company's Chief Executive Officer and Chief Financial Officer (agreement attached hereto as Exhibit 10.1), the term of which shall be approximately three years ending on July 19, 2013 and subject to renewal or termination with or without cause. Mr. Forhan shall receive an annual base salary of Two Hundred Thousand dollars ($200,000) per year during the term of Employee's employment, payable in accordance with the Company's semi-monthly payroll disbursement cycle. Mr. Forhan's base compensation shall be reviewed each year during the term of his employment, provided that the Company's performance criteria are achieved as set forth by the Company each year. Mr. Forhan will be paid a bonus of 5% of annual EBITDA, in cash and will be entitled to a $500/month car allowance.

Brad Shrader

On August 23, 2010, the Company entered into an employment agreement with Brad Shrader pursuant to which Mr. Shrader shall serve as the Company's Chief Operating Officer (agreement attached hereto as Exhibit 10.2). The term of the Agreement expires August 23, 2013 subject to renewal or termination with or without cause. Pursuant to the Agreement, Mr. Shrader is to receive an annual base salary of $135,000 plus a bonus equal to 1.5% of the Company's EBITDA and a $500/month car allowance. Mr. Shrader is also to receive 50,000 shares of the Company's common stock and a stock option to purchase up to 50,000 shares of the Company's common stock for a purchase a purchase price of $0.20 per share until the third anniversary of the date of grant. During the term of the agreement, Mr. Shrader shall not start employment with, offer consulting services to, or otherwise become involved in, advise or participate on behalf of any other company, entity or individual in the field of the Company and shall not solicit employees of the Company to leave the Company or solicit or induce any third party now or at any time during the term of the agreement who is providing services to the Company, through license, contract, partnership, or otherwise to terminate or reduce their relationships with the Company. There is no "Change of Control" provision in Mr. Shrader's employment agreement.

Item 8.01 Other Events

1)	On August 27, 2010, Mr. Oleksandr Shalash and Mr. Ivan Hrubi granted options to certain purchasers to acquire up to 16,000,000 shares of the Company's issued and outstanding common stock for total cash consideration of $235,500. At the time of issuance, Mr. Shalash served as a director of the Company.

2)	As of August 27, 2010 and as a result in the change of control transaction described in Item 5.01, the Company has changed its business model and purpose, and is now in the business of repossession related to

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motor vehicles, luxury assets and heavy equipment. Our intended clients are proposed to be banks and lenders that have loaned money to consumers who purchased autos/trucks, airplanes, boats/yachts and construction equipment. We plan to enter the market in Florida and to expand nationwide with strategic mergers and alliances.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description

10.1	Employment Agreement between the Company and William G. Forhan dated
July 19, 2010

10.2	Employment Agreement between the Company and Brad Shrader dated August
23, 2010

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

				NASUS CONSULTING, INC.

				By: /s/ William G. Forhan
				Name: William G. Forhan
				Title: Chief Executive Officer and Director
				Date: September 1, 2010

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